UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 16, 2018 (April 13, 2018)

PAVMED INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37685	47-1214177
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Grand Central Place, Suite 4600, New York, New York	10165
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 949-4319

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth under Item 5.03 below is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 13, 2018, PAVmed Inc. (the “Company”) filed a Certificate of Elimination of (i) the Certificate of Designation of Preferences, Rights and Limitations of the Series A Convertible Preferred Stock and (ii) the Certificate of Designation of Preferences, Rights and Limitations of the Series A-1 Convertible Preferred Stock (the “Certificate of Elimination”) with the Secretary of State of the State of Delaware to eliminate from the Company’s Certificate of Incorporation (as amended) all matters set forth in (i) the Certificate of Designation of Preferences, Rights and Limitations of the Series A Convertible Preferred Stock and (ii) the Certificate of Designation of Preferences, Rights and Limitations of the Series A-1 Convertible Preferred Stock, which were previously filed with the Secretary of State of the State of Delaware on January 26, 2017 and August 4, 2017, respectively.

As of the date hereof, there are no outstanding shares of the Company’s Series A Convertible Preferred Stock or Series A-1 Convertible Preferred Stock.

The forgoing description of the Certificate of Elimination does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the Certificate of Elimination which is attached hereto as Exhibit 3.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description

3.1	Certificate of Elimination of the Certificate of Designation of Preferences, Rights and Limitations of the Series A Convertible Preferred Stock and the Certificate of Designation of Preferences, Rights and Limitations of the Series A-1 Convertible Preferred Stock, dated as of April 13, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 16, 2018

PAVMED INC.

By:	/s/ Lishan Aklog
Lishan Aklog, M.D.
Chief Executive Officer